Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Harvey Kamil	Carl Hymans
NBTY, Inc.	G.S. Schwartz & Co.
President and	212-725-4500
Chief Financial Officer	carlh@schwartz.com
631-244-2020

NBTY REPORTS RECORD SECOND QUARTER RESULTS

BOHEMIA, N.Y. – April 22, 2004 - NBTY, Inc. (NYSE: NTY) (www.NBTY.com), a leading manufacturer and marketer of nutritional supplements, today announced record results for the fiscal second quarter ended March 31, 2004.

For the fiscal second quarter ended March 31, 2004, sales increased 58% to $440 million, compared to sales of $278 million for the fiscal second quarter ended March 31, 2003.  Net income for the fiscal second quarter was $41 million, or $0.60 per diluted share, compared to net income of  $20 million, or $0.29 per diluted share for the fiscal second quarter last year.   (Without a one-time $6 million discontinued product charge, net income and earnings per diluted share for the fiscal second quarter of 2003 would have been $24 million and $0.34, respectively.)

Results for the fiscal second quarter of 2004 reflect increased sales across all the Company’s businesses and include the results of Rexall businesses acquired in July 2003.  Rexall product lines recorded sales of $82 million for the fiscal second quarter.  Without such product lines, sales would have increased 29% for the fiscal second quarter.

For the first six months of fiscal 2004, sales increased 59% to $825 million, compared to $519 million for the first six months of fiscal 2003.  Net income for the first six months of fiscal 2004 was $65 million, or $0.94 per diluted share, compared with $36 million, or $0.53 per diluted share for the first six months of fiscal 2003.   (Without the aforementioned one-time $6 million charge, net income and earnings per diluted share for the first six months of fiscal 2003 would have been $40 million and $0.59, respectively.)

NBTY continues to enhance its financial strength.   During the first six months of fiscal 2004, the Company repaid a total of $98 million of principal outstanding under its term loans; $24 million in the first fiscal quarter ended December 31, 2003 and $74 million in the second fiscal quarter ended March 31, 2004.  These payments reduced the principal amount of outstanding term loans to $174 million from the principal balance of $272 million at September 30, 2003.

OPERATIONS FOR THE FISCAL SECOND QUARTER ENDED MARCH 31, 2004

The US Nutrition wholesale division, which operates Nature’s Bounty and Rexall, increased its sales 123% to $189 million from $85 million for the comparable prior period of fiscal 2003.  These results include $82 million from Rexall product lines, such as Osteo Bi-Flex®, MET-Rx®, Sundown® and Carb Solutions®, and include a charge of approximately $3 million for returns associated with Rexall’s pre-acquisition sales.  These returns have decreased steadily since the Rexall acquisition in July 2003, as the Company maximizes Rexall retail space and replaces pre-acquisition slower-moving Rexall products with reformulated Rexall products as well as Nature’s Bounty premium products.

US Nutrition’s results reflect the continued success of the integration of Rexall and additional growth in mass-market sales.   The Company now employs 575 former Rexall associates, approximately 350 fewer than at the time of the acquisition.

NBTY continues to increase its dominant presence in the wholesale nutritional supplement marketplace.  The Company’s utilization of consumer sales information, received on a daily basis from its Vitamin World retail stores and Puritan’s Pride direct-response/e-commerce operations, continues to provide mass-market customers with timely and vital data to drive sales.

Vitamin World fiscal second quarter sales were $56 million compared to $54 million a year ago, an increase of 5%.  Vitamin World operations generated continued profitability in the fiscal second quarter and EBITDA (as defined in non-GAAP financial measures below) was $4 million. Same store sales increased 4%.  During the fiscal second quarter Vitamin World opened 5 new stores, closed 3 stores and at the end of the quarter operated 545 stores nationwide.

NBTY’s European retail sales for the fiscal second quarter increased 42% to $123 million from $87 million for the fiscal second quarter a year ago. This increase includes sales generated by the 50 GNC stores in the UK and 67 DeTuinen stores in the Netherlands that NBTY acquired in fiscal 2003.  GNC (UK) and DeTuinen each generated sales of approximately $10 million for the fiscal second quarter.  While results for the DeTuinen chain, acquired in May 2003, were not profitable, a turn-around is anticipated within the next 12 months based upon the chain’s progress to date.  During the fiscal second quarter, the Company’s European retail division opened 6 new stores, closed 3 stores and at the end of the quarter operated 599 stores in the UK, Ireland and the Netherlands.

Holland & Barrett continues to be a leader in the United Kingdom with same store sales increasing 21% for the fiscal second quarter, reflecting in part, the positive effect of the strong British pound.  Without the effect of foreign exchange, Holland & Barrett same store sales increased 6%.

Revenues from Puritan’s Pride direct response/e-commerce operations for the fiscal second quarter increased 35% to $71 million from $52 million for the comparable prior period. Puritan’s Pride on-line sales increased 58% for the fiscal second quarter and comprised 20% of all direct response sales for this fiscal second quarter.  The increase in sales reflects the Company’s ability to more effectively target market its customer base.  During this fiscal quarter, the Company shipped 63,000 more orders than in the prior like quarter, and average order size increased $14 to $79 from $65.   NBTY remains the leader in the direct response and e-commerce sector and continues to increase the number of products available via its catalog and websites.

NBTY Chairman and CEO, Scott Rudolph, said:  “We are very pleased to report a second consecutive quarter of record results and sales increases across all divisions.  The successful integration of Rexall continues to contribute to our overall revenue growth and lends further credence to our strategic plan to enhance wholesale operations and further our position as the dominant force in the worldwide nutritional supplement market.  We anticipate continued growth in revenue and market share and remain confident in the long-term outlook for NBTY.”

ABOUT NBTY

NBTY is a leading vertically integrated manufacturer and distributor of a broad line of high-quality, value-priced nutritional supplements in the United States and throughout the world.  The Company markets approximately 1,500 products under several brands, including Nature’s Bounty®, Vitamin World®, Puritan’s Pride®, Holland & Barrett®, Rexall®, Sundown®, MET-Rx®, WORLDWIDE Sport Nutrition®, American Health®, GNC (UK)® and DeTuinen®.

This release refers to non-GAAP financial measures, such as EBITDA.  “EBITDA” is defined as earnings before interest, taxes, depreciation and amortization.  This non-GAAP financial measure is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  A reconciliation of the non-GAAP measure to the comparable GAAP measure is included in the attached financial tables.  Management believes the presentation of EBITDA is relevant and useful because EBITDA is a measurement industry analysts utilize when evaluating NBTY’s operating performance. Management also believes EBITDA enhances an investor’s understanding of NBTY’s results of operations because it measures NBTY’s operating performance exclusive of interest and non-cash charges for depreciation and amortization. Management also provides this non-GAAP measurement as a way to help investors better understand its core operating performance, enhance comparisons of NBTY’s core operating performance from period to period and to allow better comparisons of NBTY’s operating performance to that of its competitors.

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business. All of these forward-looking statements, which can be identified by the use of terminology such as “subject to,” “believe,” “expects,” “may,” “will,” “should,” “can,” or “anticipates,” or the negative thereof, or variations thereon, or comparable terminology, or by discussions of strategy which, although believed to be reasonable, are inherently uncertain.  Factors which may materially affect such forward-looking statements include: (i) slow or negative growth in the nutritional supplement industry; (ii) interruption of business or negative impact on sales and earnings due to acts of war, terrorism, bio-terrorism, civil unrest or disruption of mail service; (iii) adverse publicity regarding nutritional supplements; (iv) inability to retain customers of companies (or mailing lists) recently acquired; (v) increased competition; (vi) increased costs; (vii) loss or retirement of key members of management; (viii) increases in the cost of borrowings and unavailability of additional debt or equity capital; (ix) unavailability of, or inability to consummate, advantageous acquisitions in the future, including those that may be subject to bankruptcy approval or the inability of NBTY to integrate acquisitions into the mainstream of its business; (x) changes in general worldwide economic and political conditions in the markets in which NBTY may compete from time to time; (xi) the inability of NBTY to gain and/or hold market share of its wholesale and/or retail customers anywhere in the world; (xii) unavailability of electricity in certain geographical areas; (xiii) the inability of NBTY to obtain and/or renew insurance; (xiv) exposure to and expense of defending and resolving, product liability claims and other litigation; (xv) the ability of NBTY to successfully implement its business strategy; (xvi) the inability of NBTY to manage its retail, wholesale, manufacturing and other operations efficiently; (xvii) consumer acceptance of NBTY’s products; (xviii) the inability of NBTY to renew leases on its retail locations; (xix) inability of NBTY’s retail stores to attain or maintain profitability; (xx) the absence of clinical trials for many of NBTY’s products; (xxi) sales and earnings volatility and/or trends; (xxii) the efficacy of NBTY’s Internet and on-line sales and marketing; (xxiii) fluctuations in foreign currencies, including the British Pound; (xxiv) import-export controls on sales to foreign countries; (xxv) the inability of NBTY to secure favorable new sites for, and delays in opening, new retail locations; (xxvi) introduction of new federal, state, local or foreign legislation or regulation or adverse determinations by regulators anywhere in the world (including the banning of products) and more particularly the Food Supplements Directive and the Traditional Herbal Medicinal Products Directive in Europe; (xxvii) the mix of NBTY’s products and the profit margins thereon; (xxviii) the availability and pricing of raw materials; (xxix) risk factors discussed in NBTY’s filings with the U.S. Securities and Exchange Commission; and (xxx) other factors beyond NBTY’s control.

Readers are cautioned not to place undue reliance on forward-looking statements.  NBTY cannot guarantee future results, trends, events, levels of activity, performance or achievements.  NBTY does not undertake and specifically declines any obligation to update, republish or revise forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events.

NBTY, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(Dollars and shares in thousands, except per share amounts)

	For the three months ended March 31,
	2004	2003

Net sales	$439,594	$277,824

Costs and expenses:
Cost of sales	213,248	124,679
Discontinued product charge	—	6,000
Catalog printing, postage and promotion	19,322	16,782
Selling, general and administrative	138,294	99,170
	370,864	246,631

Income from operations	68,730	31,193

Other income (expense):
Interest	(6,759)	(3,774)
Miscellaneous, net	540	2,274
	(6,219)	(1,500)

Income before income taxes	62,511	29,693

Provision for income taxes	21,254	10,082

Net income	$41,257	$19,611

Net income per share:
Basic	$0.62	$0.30
Diluted	$0.60	$0.29

Weighted average common shares outstanding:
Basic	66,730	66,261
Diluted	69,098	68,323

	For the six months ended March 31,
	2004	2003

Net sales	$824,647	$519,228

Costs and expenses:
Cost of sales	406,134	231,359
Discontinued product charge	—	6,000
Catalog printing, postage and promotion	39,459	30,637
Selling, general and administrative	268,665	192,546
	714,258	460,542

Income from operations	110,389	58,686

Other income (expense):
Interest	(13,564)	(7,820)
Miscellaneous, net	2,047	3,513
	(11,517)	(4,307)

Income before income taxes	98,872	54,379

Provision for income taxes	33,970	18,145

Net income	$64,902	$36,234

Net income per share:
Basic	$0.97	$0.55
Diluted	$0.94	$0.53

Weighted average common shares outstanding:
Basic	66,686	66,216
Diluted	68,997	68,205

SALES

(Thousands)

(Unaudited)

	THREE MONTHS ENDED MARCH 31,			SIX MONTHS ENDED MARCH 31,
	2004	2003	% Increase	2004	2003	% Increase

Wholesale	$189,425	$84,850	123%	$368,620	$158,967	132%

US Retail / Vitamin World	56,100	53,556	5%	109,511	103,819	5%

UK Retail / Holland & Barrett / GNC	123,416	87,089	42%	240,466	169,702	42%

Direct Response / Puritan’s Pride	70,653	52,329	35%	106,050	86,740	22%

Total	$439,594	$277,824	58%	$824,647	$519,228	59%

GROSS PROFIT

PERCENTAGES

(Unaudited)

	THREE MONTHS ENDED MARCH 31,			SIX MONTHS ENDED MARCH 31,
	2004	2003	% Increase (% Decrease)	2004	2003	%Increase (% Decrease)

Wholesale	39%	41%	-2%	38%	42%	-4%

US Retail / Vitamin World	60%	59%	1%	60%	59%	1%

European Retail / Holland & Barrett / GNC	62%	63%	-1%	61%	63%	-2%

Direct Response / Puritan’s Pride	61%	61%	0%	61%	62%	-1%

Total (without discontinued product charge)	52%	55%	-3%	51%	55%	-4%

Discontinued product charge	0%	-2%	2%	0%	-1%	1%

Total	52%	53%	-1%	51%	54%	-3%

Reconciliation of GAAP Measures to Non-GAAP Measures

(Thousands)

(Unaudited)

	THREE MONTHS ENDED MARCH 31, 2004
	Pretax Income (Loss)	Depreciation and amortization	Interest	EBITDA

Wholesale	$40,999	$2,764	$—	$43,763

US Retail / Vitamin World	1,193	3,027		4,220

European Retail / Holland & Barrett / GNC	29,683	3,394		33,077

Direct Response / Puritan’s Pride	23,418	1,393		24,811

Segment Results	95,293	10,578		105,871

Corporate	(32,782)	5,501	6,759	(20,522)

Total	$62,511	$16,079	$6,759	$85,349

	THREE MONTHS ENDED MARCH 31, 2003
	Pretax Income (Loss)	Depreciation and amortization	Interest	EBITDA

Wholesale	$17,950	$242	$—	$18,192

US Retail / Vitamin World	1,093	3,000		4,093

European Retail / Holland & Barrett / GNC	23,069	2,373		25,442

Direct Response / Puritan’s Pride	13,958	1,601		15,559

Segment Results	56,070	7,216		63,286

Corporate	(26,377)	3,981	3,774	(18,622)

Total	$29,693	$11,197	$3,774	$44,664

	SIX MONTHS ENDED MARCH 31, 2004
	Pretax Income (Loss)	Depreciation and amortization	Interest	EBITDA

Wholesale	$71,007	$5,442	$—	$76,449

US Retail / Vitamin World	1,389	6,186		7,575

European Retail / Holland & Barrett / GNC	55,982	5,900		61,882

Direct Response / Puritan’s Pride	32,686	2,808		35,494

Segment Results	161,064	20,336		181,400

Corporate	(62,192)	10,922	13,564	(37,706)

Total	$98,872	$31,258	$13,564	$143,694

	SIX MONTHS ENDED MARCH 31, 2003
	Pretax Income (Loss)	Depreciation and amortization	Interest	EBITDA

Wholesale	$32,154	$452	$—	$32,606

US Retail / Vitamin World	(562)	5,936		5,374

European Retail / Holland & Barrett / GNC	45,361	4,538		49,899

Direct Response / Puritan’s Pride	24,972	2,938		27,910

Segment Results	101,925	13,864		115,789

Corporate	(47,546)	7,888	7,820	(31,838)

Total	$54,379	$21,752	$7,820	$83,951

NBTY, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

ASSETS

(Dollars and shares in thousands)

	March 31, 2004	September 30, 2003

Current assets:
Cash and cash equivalents	$54,709	$49,349
Investments in bonds	—	4,158
Accounts receivable, less allowance for doubtful accounts of $8,077 at March 31, 2004 and $7,100 at September 30, 2003	93,128	80,829

Inventories	308,610	314,091

Deferred income taxes	37,021	37,021

Prepaid expenses and other current assets	31,902	44,736

Total current assets	525,370	530,184

Property, plant and equipment, net	298,806	298, 344

Goodwill	212,722	213,362

Intangible assets, net	141,489	137,469

Other assets	17,631	16,423

Total assets	$1,196,018	$1,195,782

NBTY, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS’ EQUITY

(Dollars and shares in thousands)

	March 31, 2004	September 30, 2003

Current liabilities:
Current portion of long-term debt and capital lease obligations	$2,834	$12,841
Accounts payable	87,412	87,039
Accrued expenses and other current liabilities	124,994	116,029
Total current liabilities	215,240	215,909

Long-term debt	326,030	413,989
Deferred income taxes	40,005	40,213
Other liabilities	5,391	10,872
Total liabilities	586,666	680,983

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.008 par; authorized 175,000 shares; issued and outstanding 66,735 shares at March 31, 2004 and 66,620 shares at September 30, 2003	534	533

Capital in excess of par	132,900	130,208
Retained earnings	434,355	369,453
	567,789	500,194

Accumulated other comprehensive income	41,563	14,605
Total stockholders’ equity	609,352	514,799

Total liabilities and stockholders’ equity	$1,196,018	$1,195,782

NBTY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the six months ended March 31,
(Dollars in thousands)	2004	2003

Cash flows from operating activities:
Net income	64,902	36,234
Adjustments to reconcile net income to net cash provided by operating activities:
Loss/(Gain) on sale/disposal of property, plant and equipment	492	(962)
Depreciation and amortization	31,258	21,752
Foreign currency exchange rate gain	(240)	(906)
Amortization of deferred financing costs	1,812	394
Amortization of bond discount	62	62
Allowance for doubtful accounts	977	98
Compensation expense for ESOP	2,473	855
Tax benefit from exercise of stock options	132	113
Changes in assets and liabilities:
Accounts receivable	(12,417)	(4,436)
Inventories	9,905	(6,877)
Prepaid expenses and other current assets	16,444	(7,251)
Other assets	367	59
Accounts payable	(3,597)	7,426
Accrued expenses and other liabilities	1,286	120
Net cash provided by operating activities	113,856	46,681

Cash flows from investing activities:
Purchase of property, plant and equipment	(21,916)	(17,686)
Proceeds from sale of property, plant, and equipment	83	1,293
Proceeds from sale of investment in bonds	4,158	—
Cash paid for acquisitions, net of cash acquired	—	(14,786)
Release of cash held in escrow	—	2,403

Net cash used in investing activities	(17,675)	(28,776)

Cash flows from financing activities:
Principal payments under long-term debt agreements and capital leases	(98,027)	(11,616)
Payments for debt issuance costs	(500)	—
Proceeds from stock options exercised	88	176

Net cash used in financing activities	(98,439)	(11,440)

Effect of exchange rate changes on cash and cash equivalents	7,618	1,080

Net increase in cash and cash equivalents	5,360	7,545

Cash and cash equivalents at beginning of period	49,349	26,229

Cash and cash equivalents at end of period	54,709	33,774

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$11,798	$8,218
Cash paid during the period for income taxes	$16,780	$15,480